Exhibit 99.1

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES REPORTS FOURTH QUARTER RESULTS

EAGAN, Minn. – (February 28, 2006) -- Northwest Airlines (OTC:  NWACQ.PK) today said it realized a net loss of $1.3 billion during the fourth quarter of 2005.  This compares to a net loss of $434 million in the fourth quarter of 2004.  Excluding reorganization and other unusual items, Northwest reported a fourth quarter 2005 net loss of $387 million versus a fourth quarter 2004 net loss of $373 million.

For the full year 2005, Northwest reported a net loss of $2.6 billion.  This compares to a net loss of $891 million for 2004.  Excluding reorganization and other unusual items, Northwest reported a full year 2005 net loss of $1.4 billion versus a full year 2004 net loss of $726 million.

Northwest remains focused on its plan to realize $2.5 billion in annual business improvements in order to return the company to profitability on a sustained basis.  The restructuring plan is centered on three goals:

(1)  resizing and optimization of the airline’s fleet to better serve Northwest’s markets

(2)  realizing competitive labor and non-labor costs

(3)  restructuring and recapitalization of the airline’s balance sheet

Northwest continued to make noteworthy progress on its restructuring goals including:

•              reducing its system mainline capacity, or available seat miles (ASMs), by 8.2 percent year-over-year.  Domestic ASMs were down 9.2 percent and international ASMs were reduced by 6.7 percent.  The domestic capacity reductions were accomplished across the network, while international capacity reductions were accomplished primarily through the suspension of the daily New York (JFK) to Tokyo-Narita flight and additional seasonal reductions across the Atlantic network.

•              rejecting or abandoning 51 mainline and regional aircraft, and reaching agreements to enter into new, more favorable lease or financing arrangements on 140 mainline and regional aircraft.  As part of Northwest’s restructuring efforts, the company has targeted $400 million in total annual fleet savings.

•              securing additional savings toward its $1.4 billion labor cost-restructuring goal through interim wage reductions from the Air Line Pilots Association (ALPA), the International Association of Machinists and Aerospace Workers (IAM), and the Professional Flight Attendants Association that were effective November 16, 2005.

•              concluding agreements on permanent wage and benefit reductions with the Aircraft Technical Support Association (ATSA), the Transport Workers Union of America (TWU), and Northwest Airlines Meteorology Association (NAMA).  In addition, the IAM has a contract offer out for member ratification.

•              implementing a second round of management and salaried employee pay and benefit reductions on December 1, 2005.

•              concluding agreements with Airbus and Pratt & Whitney in December that permit continued delivery and financing of the remaining 14 A330-300 and A330-200 wide body aircraft that Northwest had on order.  Airbus agreed to finance 10 of the 14 A330s, and Pratt & Whitney will finance the remainder.  The aircraft are scheduled to join Northwest’s fleet through 2007.

•              achieving additional non-labor cost savings towards its $150 million restructuring goal.  For example, in January, Sabre Holdings and Northwest Airlines announced a new five-year, full content agreement that will improve Northwest’s global distribution system costs.

Operating revenues in the fourth quarter increased by 5.9 percent versus the fourth quarter of 2004 to $2.9 billion.  This operating revenue improvement included an increase in passenger and regional revenue of $113 million.  Passenger revenue per available seat mile (RASM) increased by 11.5 percent, partly reflecting the impact of the company’s action to reduce capacity 8.2 percent year-over-year.

Operating expenses in the quarter increased 5.8 percent versus a year ago to $3.2 billion, excluding unusual items.  Unit costs, excluding fuel and unusual items, increased by 4.6 percent on 8.2 percent fewer ASMs.  Salaries, wages and benefits expense decreased by $155 million primarily due to a 75 percent reduction in mechanic and related headcount versus last year.  This was partially offset by a $72 million increase in maintenance expense as a result of additional utilization of third-party maintenance services for work that had previously been performed by Northwest employees as well as increased aircraft and engine check volume.  During the fourth quarter, fuel averaged $1.98 per gallon, excluding taxes, up 42.4 percent versus the fourth quarter of last year.

Northwest’s year-end unrestricted cash and short-term investments balance was $1.26 billion.

Forward-looking Statements

Statements in this news release including those in the exhibits, that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements of the Company.  The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating in the global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to the Chapter 11 proceedings, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, the ability of the Company to obtain and maintain normal terms with vendors and service providers, the Company’s ability to maintain contracts that are critical to its operations, the ability of the Company to realize assets and satisfy liabilities without substantial adjustments and/or changes in ownership, the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation, inflation and other factors discussed herein.  Additional information with respect to these factors and these and other events that could cause differences between forward-looking statements and future actual results is contained in “Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Form 10-Q for the quarter ended September 30, 2005 and “Item 1.  Business – Risk Factors Related to Northwest and the Airline Industry” and “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Northwest Airlines is the world’s fifth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo, and Amsterdam, and approximately 1,200 daily departures.  Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 900 cities in excess of 160 countries on six continents.

# # #

For more information pertaining to Northwest, news media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.

NORTHWEST AIRLINES CORPORATION AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31		Percent		December 31		Percent
	2005	2004	Change		2005	2004	Change
OPERATING REVENUES
Passenger	$2,038	$1,992	2.3		$8,902	$8,432	5.6
Regional carrier revenues	355	288	23.3		1,335	1,083	23.3
Cargo	252	243	3.7		947	830	14.1
Other	270	230	17.4		1,102	934	18.0
Total operating revenues	2,915	2,753	5.9		12,286	11,279	8.9

OPERATING EXPENSES
Salaries, wages and benefits	788	943	(16.4)		3,639	3,796	(4.1)
Aircraft fuel and taxes	819	649	26.2		3,132	2,203	42.2
Selling and marketing	177	182	(2.7)		811	770	5.3
Other rentals and landing fees	145	147	(1.4)		627	596	5.2
Aircraft maintenance materials and repairs	194	122	59.0		695	463	50.1
Depreciation and amortization	139	128	8.6		544	528	3.0
Aircraft rentals	88	108	(18.5)		397	446	(11.0)
Regional carrier expenses	414	344	20.3		1,576	1,210	30.2
Other	412	378	9.0		1,654	1,492	10.9
Curtailment charges (a)	—	—	n/m		82	—	n/m
Aircraft and aircraft related write-downs (b)	—	176	(100.0)		48	280	(82.9)
Total operating expenses	3,176	3,177	(0.0)		13,205	11,784	12.1

OPERATING INCOME (LOSS)	(261)	(424)	38.4		(919)	(505)	(82.0)
Operating margin	(9.0% )	(15.4% )	6.4	pts.	(7.5% )	(4.5% )	(3.0	)pts.

OTHER INCOME (EXPENSE)
Interest expense, net	(131)	(145)	9.7		(600)	(535)	(12.1)
Investment income	20	11	81.8		80	51	56.9
Foreign currency gain (loss)	(2)	10	n/m		(9)	2	n/m
Other unusual items (c)	—	115	(100.0)		84	115	(27.0)
Other	(12)	8	n/m		(12)	11	n/m
Total other income (expense)	(125)	(1)	n/m		(457)	(356)	(28.4)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(386)	(425)	9.2		(1,376)	(861)	(59.8)

Reorganization items, net (d)	(922)	—	n/m		(1,081)	—	n/m

INCOME (LOSS) BEFORE INCOME TAXES	(1,308)	(425)	n/m		(2,457)	(861)	n/m

Income tax expense (benefit)	1	1			7	1

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(1,309)	(426)			(2,464)	(862)

Cumulative effect of change in accounting principle (e)	—	—			(69)	—

NET INCOME (LOSS)	(1,309)	(426)			(2,533)	(862)

Preferred stock requirements	—	(8)			(22)	(29)

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$(1,309)	$(434)			$(2,555)	$(891)

Earnings (Loss) per common share:
Basic and Diluted
Before cumulative effect of accounting change	$(15.01)	$(5.00)			$(28.57)	$(10.32)
Cumulative effect of accounting change	—	—			(0.79)	—
	$(15.01)	$(5.00)			$(29.36)	$(10.32)

Average shares used in computation:
Basic and Diluted	87	87			87	86

See accompanying consolidated notes.

NORTHWEST AIRLINES CORPORATION AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

CONSOLIDATED NOTES:

(Unaudited)

(a)               During the quarter ended September 30, 2005, the Company recorded pension curtailment charges in the amount of $82 million.

(b)               During the quarter ended June 30, 2005, the Company recorded aircraft and aircraft related write-downs of $48 million on 9 owned and 2 leased aircraft across multiple aircraft fleets.

During the quarter ended December 31, 2004, the Company recorded aircraft and aircraft related write-downs of $99 million on certain Boeing DC10-30 and DC9 aircraft and a $77 million charge related to a Frequent Flyer liability adjustment.

During the quarter ended June 30, 2004, the Company recorded aircraft and aircraft related write-downs of $104 million on certain Boeing 747-200 aircraft.

(c)               During the quarter ended June 30, 2005, the Company sold approximately 1.5 million shares of Prudential Financial, Inc. common stock, which was distributed to Northwest in connection with Prudential’s demutualization. Proceeds of the sale resulted in a $102 million gain.

On February 1, 2005, the Company recognized a loss of $18 million as a result of the sale of the Pinnacle Airlines note to Pinnacle Airlines Corp. The outstanding balance on the note at the time of the sale was $120 million, and the purchase price was $102 million, inclusive of accrued interest.

During the quarter ended December 31, 2004, the Company recognized a $115 million gain from the sale of its remaining shares in Orbitz.

(d)               In connection with its bankruptcy proceedings, the Company recorded the following reorganization items:

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in millions)	2005	2004	2005	2004
Restructured aircraft leases	$(498)	$—	$(498)	$—
Aircraft related impairment	(153)	—	(153)	—
Aircraft related rejection charges	(114)	—	(128)	—
Debt and lease valuation adjustments	—	—	(144)	—
Pension Plan curtailment	(127)	—	(127)	—
Professional fees	(22)	—	(23)	—
Other	(8)	—	(8)	—
	$(922)	$—	$(1,081)	$—

(e)               During the quarter ended June 30, 2005, the Company changed its method of recognizing certain pension plan administrative expenses associated with the Company’s defined benefit plans and now includes them as a service cost component of net periodic pension cost. The cumulative effect of applying this change to net periodic pension expense in prior years is $69 million, which has been retroactively recorded as of January 1, 2005.

UNUSUAL AND REORGANIZATION ITEMS

(Unaudited, in millions except per share amounts)

	Three Months Ended December 31, 2005		Twelve Months Ended December 31, 2005
		Earnings (Loss)		Earnings (Loss)
	Income	per Share	Income	per Share
	(Loss)	Basic and Diluted	(Loss)	Basic and Diluted
Unusual and Reorganization Items:
Curtailment Charges	$—	$—	$(82)	$(0.94)
Reorganization Items	(922)	(10.57)	(1,081)	(12.42)
Gain on the Sale of Prudential Shares	—	—	102	1.17
Aircraft and aircraft related write-downs	—	—	(48)	(0.55)
Cumulative Effect of Change in Accounting Principle	—	—	(69)	(0.79)
Loss on Sale of Note to Pinnacle Airlines	—	—	(18)	(0.21)

	Three Months Ended December 31, 2004		Twelve Months Ended December 31, 2004
		Earnings (Loss)		Earnings (Loss)
	Income	per Share	Income	per Share
	(Loss)	Basic and Diluted	(Loss)	Basic and Diluted
Unusual Items:
Aircraft and aircraft related write-downs	$(99)	$(1.14)	$(203)	$(2.35)
Frequent Flyer adjustment	(77)	(0.89)	(77)	(0.89)
Gain on Sale of Orbitz	115	1.33	115	1.33

NORTHWEST AIRLINES CORPORATION AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

OPERATING STATISTICS (1)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31				Percent		December 31				Percent
	2005		2004		Change		2005		2004		Change

Scheduled Service:
Available seat miles (ASM) (millions)	21,078		22,969		(8.2)		91,775		91,378		0.4
Revenue passenger miles (RPM) (millions)	17,195		18,087		(4.9)		75,820		73,312		3.4
Passenger load factor	81.6%		78.7%		2.9	pts.	82.6%		80.2%		2.4	pts.
Revenue passengers (thousands)	12,839		13,775		(6.8)		56,470		55,374		2.0
Passenger revenue per RPM (yield)	11.85	¢	11.01	¢	7.6		11.74	¢	11.50	¢	2.1
Passenger revenue per ASM (RASM)	9.67	¢	8.67	¢	11.5		9.70	¢	9.23	¢	5.1

Total operating ASM (millions)	21,121		23,007		(8.2)		91,937		91,531		0.4
Passenger service operating expense per total ASM (2) (3)	11.85	¢	11.36	¢	4.3		11.53	¢	10.62	¢	8.6
Unusual items per total ASM	0.00	¢	0.76	¢	(100.0)		0.14	¢	0.31	¢	(54.8)
Mainline fuel expense per total ASM	3.37	¢	2.49	¢	35.3		2.99	¢	2.14	¢	39.7

Cargo ton miles (CTM) (millions)	607		642		(5.5)		2,397		2,338		2.5
Cargo revenue per ton mile	41.60	¢	37.82	¢	10.0		39.51	¢	35.48	¢	11.4

Fuel gallons consumed (millions)	397		444		(10.6)		1,745		1,766		(1.2)
Average fuel cost per gallon, excluding fuel taxes	197.89	¢	138.98	¢	42.4		170.73	¢	118.17	¢	44.5
Number of operating aircraft at end of period							379		435		(12.9)
Full-time equivalent employees at end of period							32,460		39,342		(17.5)

(1)               All statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”).

(2)               This financial measure excludes non-passenger service expenses. The Company believes that providing financial measures directly related to passenger service operations allows investors to evaluate and compare the Company’s core operating results to those of the industry.

(3)               Passenger service operating expense excludes the following items unrelated to passenger service operations:

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in millions)	2005	2004	2005	2004
Freighter operations	$214	$167	$791	$608
MLT Inc. - net of intercompany eliminations	35	39	193	192
Regional carriers	414	344	1,576	1,210
Other	9	13	43	56

PASSENGER REVENUES

(Unaudited)

The following analysis by region is based on information reported to the Department of Transportation and excludes regional carriers:

	System		Domestic		Pacific		Atlantic
Fourth Quarter 2005
Passenger revenues (in millions)	$2,038		$1,341		$461		$236

Increase (Decrease) from Fourth Quarter 2004:
Passenger revenues	2.3%		0.4%		8.5%		2.2%

Scheduled service ASMs (capacity)	(8.2)%		(9.2)%		(5.9)%		(8.2)%
Scheduled service RPMs (traffic)	(4.9)%		(5.1)%		(3.6)%		(6.6)%
Passenger load factor	2.9	pts.	3.4	pts.	2.0	pts.	1.4	pts.
Yield	7.6%		5.9%		12.7%		9.4%
Passenger RASM	11.5%		10.6%		15.4%		11.4%